INVESTOR RIGHTS AGREEMENT


      This INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of February 2, 2005 by and among GraphOn Corporation, a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto (collectively the "Investors").

      WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase an aggregate of 148,148 shares of Series A Stock of the Company (the "Shares") and 5-year warrants, exercisable to purchase an aggregate of 74,074 shares of Series B Stock of the Company (the "Warrant Shares") at $40.00 per share (the "Series B Warrants"), upon the terms and conditions set forth in that certain Unit Subscription Agreement, dated of even date herewith, between the Company and the Investors (the "Unit Subscription Agreement");

      WHEREAS, the terms of the Unit Subscription Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investors to execute and deliver this Agreement; and

      WHEREAS, at the Closing, Griffin Securities, Inc. ("Griffin") is receiving warrants in substantially the same form as the Warrants, exercisable to purchase an aggregate of 14,815 shares of Series A Stock and 7,407 shares of Series B Stock, (the "Griffin Warrants"), and Griffin is entitled to share the Investors' rights under this Agreement;

      WHEREAS, capitalized terms used herein and not otherwise defined are defined in the Unit Subscription Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:
      1. Definitions. The following terms shall have the meanings provided below:

           "Additional Shares" shall mean any additional shares of Common Stock which may be issued or become issuable from time to time upon conversion of the Shares or Series B Stock or the exercise of a Purchased Warrant or a Griffin Warrant, or a distribution with respect to, or in exchange for, or in replacement of a Purchased Warrant, a Griffin Warrant, Shares or Warrant Shares, as a result of anti-dilution provisions of a Purchased Warrant, a Griffin Warrant, Shares or otherwise.

           "Board of Directors" shall mean the board of directors of the Company.

           "Convertible Securities" means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

           "Demand Registrable Shares" shall mean the Shares, the Warrant Shares and all Other Securities and Additional Shares.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

           "Exchange Warrants" shall mean 5-year warrants, exercisable as of the date hereof to purchase an aggregate of 7,407,400 shares of Common Stock at $0.40 per share, subject to adjustment.

           "Exchange Shares" shall mean shares of Common Stock from time to time issuable upon exercise of Exchange Warrants.

           "Excluded Stock" shall mean (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Agreement, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation approved by the stockholders of the Company after the date of this Agreement, (iii) all shares of Common Stock issued or issuable to employees or directors in the form of a hiring bonus, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (vi) all shares of Common Stock issued upon conversion or exercise of the Shares, Purchased Warrants, Exchange Warrants or other Convertible Securities outstanding on the date hereof.

           "Griffin Exchange Shares" shall mean shares of Common Stock from time to time issuable upon exercise of Griffin Exchange Warrants.

           "Griffin Exchange Warrants" shall mean 5-year warrants exercisable to purchase 1,481,400 shares of Common Stock at $.27 per share and 740,700 shares of Common Stock at $.40 per share.

           "Griffin Warrants" shall mean warrants issued to Griffin Securities Inc. ("Griffin") in substantially the same form as the Series B Warrants to purchase an aggregate of 14,815 shares of Series A Stock at $27.00 per share and 7,407 shares of Series B Stock at $40.00 per share.

           "Holder" shall mean the Investors and Griffin or any transferee of the Purchased Warrants, Registrable Shares or Demand Registrable Shares that were held by Investors or Griffin.

           "Majority Holders" shall mean, at the relevant time of reference thereto, those Holders holding more than fifty percent (50%) of the Registrable Shares (or Demand Registrable Shares, to the extent that the Holders have a right to make a Demand Registration Request pursuant to Section 3A hereof) Owned by all of the Holders.

           "Other Stockholders" refers to stockholders of the Company other than the Holders.

           "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise)


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

that the Holders of the Shares or Purchased Warrants at any time shall be entitled to receive, or shall have received, upon conversion of the Shares, the exercise of the Purchased Warrants or conversion of the Warrant Shares, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to the terms of the Shares, Purchased Warrants, Warrant Shares or otherwise.

           "Own" shall mean to own beneficially, as that term is defined in the rules and regulations of the SEC.

           "Purchased Warrants" shall mean the Series B Warrants and any securities into which the Series B Warrants may be converted (other than by exercise of the Purchased Warrants by the holder thereof), including without limitation, the Exchanged Warrants.

           "Registrable Shares" shall mean any shares of Common Stock or Other Securities issued or issuable from time to time upon conversion of the Shares, the Warrant Shares, the Exchange Shares, the Griffin Exchange Shares or the exercise of a Purchased Warrant, or a distribution with respect to, in exchange for, or in replacement of Shares, the Warrant Shares, the Exchange Shares, the Griffin Warrants or Purchased Warrants, including without limitation Additional Shares.

           "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

           "SEC" shall mean the Securities and Exchange Commission.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

           "Selling Expenses" shall mean all underwriting discounts, brokerage and selling commissions applicable to the sale of Registrable Shares or Demand Registrable Shares, including standard underwriters' cutbacks.


           "Series A Stock" means the Series A Participating Convertible Preferred Stock, par value $.01 per share, of the Company.

           "Series B Stock" means the Series B Participating Convertible Preferred Stock, par value $.01 per share, of the Company.

      2. Effectiveness. This Agreement shall become effective upon the Closing.

      3. Mandatory Registration. (a) No later than sixty (60) days after the Closing, the Company will prepare and file with the SEC a registration statement on Form S-1 for the purpose of registering (such registration, the "Mandatory Registration") under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors and Griffin as selling stockholders thereunder (the "Registration Statement"). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable


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

Shares. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule
416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares.

           (b) The Company agrees to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, but in no event later than one hundred twenty (120) days after filing.

           (c) The Company shall be required to keep the Registration Statement, as amended, effective until such date that is the earlier of (i) two years after the Closing, (ii) the date when all of the Registrable Shares registered thereunder shall have been sold or (iii) such time as all the Registrable Shares held by the Investors can be sold pursuant to Rule 144(k) and without compliance with the registration requirements of the Securities Act (such date is referred to herein as the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

           (d) The Company shall not grant any registration rights that are senior to the registration rights of the Investors under this Agreement if such registration rights would adversely affect the Investors' ability to sell Registrable Shares pursuant to the Registration Statement. The Company represents that no stockholders other than the Investors and Griffin have the right to sell any Common Stock or other securities of the Company pursuant to the Registration Statement other than rights granted pursuant to the transactions contemplated by the Reorganization Agreement.

           3A. Demand Registration


           (a) Request for Registration. In the event that the Company has not adopted the Certificate of Amendment on or prior to July 1, 2005, any Holder shall have the right to make a written request to the Company (such request, a "Demand Registration Request") that the Company effect a registration with respect to all or a part of the Demand Registrable Shares held by such Holder (such Holder, an "Initiating Holder"). In response to such Demand Registration Request, the Company shall:

                     (i) promptly give written notice of the proposed registration ("Demand Registration") to all other Holders (such notice, a "Demand Registration Notice"); and

                     (ii) use its best efforts to file a registration statement on Form S-3, if the Company is eligible for Form S-3, or, if not so eligible, on Form S-1 (it being understood that the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales) (such registration statement filed pursuant to this
      Section 3A, a "Demand Registration Statement") as soon as practicable, but not later than thirty (30) days following receipt of the Demand


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

      Registration Notice in order to permit or facilitate the sale and distribution of all or such portion of such Demand Registrable Shares as are specified in the Demand Registration Request, together with all or such portion of the Demand Registrable Shares of any Holder or Holders joining in such request (each such Holder, a "Requesting Holder") as are specified in a written request received by the Company from such Holder or Holders within ten (10) days after the Demand Registration Notice is given by the Company. In the event any Holder requests a Demand Registration pursuant to this Section 3A in connection with a distribution of Demand Registrable Shares to its partners or other beneficial owners, the registration shall provide for the resale by such partners or beneficial owners, assuming such distribution was effected in accordance with applicable securities laws.

           (b) Limitations on Demand Registration. The Company shall not be obligated to effect, or take any action to effect, any Demand Registration pursuant to this Section 3A:

                     (i) if the Company has effected three (3) Demand Registrations, provided that each of such Demand Registration Statements has been declared or ordered effective in accordance with the terms of this Agreement and provided that the Demand Registrable Shares subject to the current Demand Registration Request could have been included for registration, sale and distribution in connection with such previous two effective registrations, but were not, for reasons other than the marketing limitations connected to the underwriting of such previous Demand Registrations, as described in Section 3A(c)(iii) below;

                     (ii) if the Demand Registrable Shares included in the written registration requests of all Requesting Holders pursuant to
      Section 3A(a) above (including the Demand Registrable Shares of the Initiating Holder) do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least US$3,000,000;

                     (iii)for a period of time not to exceed 90 days following receipt of a Demand Registration Request if, in the discretion of the Company's Board of Directors, effecting such Demand Registration at the time of receipt of such Demand Registration Request would be seriously detrimental to the Company;

                     (iv) if the Demand Registration Request is received by the Company after February 2, 2009; or

                     (v) if the Certificate of Amendment is filed in Delaware prior to the date which is thirty (30) days after receipt of the Demand Registration Request.

           (c)  Underwriting.

                     (i) Request Regarding Underwriting. If the Requesting Holders intend to distribute the Demand Registrable Shares covered by their Demand Registration Request by means of an underwriting, they shall so advise the Company as a part of such Demand Registration Request or their response to any Demand Registration Notice given pursuant to Section 3A(a)(i).

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

                     (ii) Participation of Other Stockholders and the Company in Underwritten Offering. The Demand Registration Statement may, subject to the provisions described herein, include securities of the Company which are held by Other Stockholders. If Other Stockholders request such inclusion, Requesting Holders with more than 50% in interest of the Demand Registrable Shares to be included in the Demand Registration Statement may in their discretion offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3A. If the underwriter has not limited the number of Demand Registrable Shares to be underwritten, the Company may include its or their securities for its own account in such Demand Registration if the Underwriter Representative (as defined below) so agrees and if the number of Demand Registrable Shares will not thereby be limited.


                     (iii)Underwriting Agreement; Exclusion of Shares from Offering. All Requesting Holders whose shares are to be included in an underwriting pursuant to this Section 3A and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the vote of the Holders of a majority of the Demand Registrable Shares subject to the Demand Registration Request (and reasonably acceptable to the Company) (such representative, the "Underwriter Representative"). Notwithstanding any other provision of this
      Section 3A, if the Underwriter Representative advises the Requesting Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders and then the Company shall be excluded from such Demand Registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of Demand Registrable Shares included in the registration by each Requesting Holder (other than the Initiating Holder) shall be reduced on a pro rata basis (based on the number of Demand Registrable Shares requested to be so registered by each such Requesting Holder) by such minimum number of shares as is necessary to comply with the requisite reduction. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by the Initiating Holder shall be reduced by such minimum number of shares as is necessary to comply with the requisite reduction; provided, however, that any Demand Registrable Shares proposed to be included by any Requesting Holder in a given registration that are excluded due to marketing limitations of the underwriter shall not be subject to exclusion from future Demand Registration Requests on the basis of Section 3A(i) above. No Demand Registrable Shares or any other securities excluded from an underwriting by reason of the underwriter's marketing limitation shall be included in the Demand Registration related to such underwriting. If any Requesting Holder, or Other Stockholder who has requested inclusion in such Demand Registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. Any securities so withdrawn shall also be withdrawn from the Demand Registration.

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

           (d) Expenses of Registration. Expenses related to the registration and sale of the Demand Registrable Shares pursuant to this Section 3A shall be borne as provided by Section 6 hereof.

           (e) Termination of Demand Registration Statement. At its expense, the Company will keep any Demand Registration Statement effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the partners of such Holder, such partners), as applicable, have completed the distribution described in the Demand Registration Statement relating thereto, whichever first occurs (such date on which the Demand Registration Statement need no longer be kept effective, subject to the further provisions of this Section 3A(e), the "Demand Registration Termination Date"); provided, however, that (i) such 120-day period shall be extended for a number of days equal to the number of days of all suspensions (as defined in Section 9(b)) occurring during such 120-day period; and (ii) in the case of any Demand Registrations on Form S-3 (which are intended to be offered on a continuous or delayed basis), such 120-day period shall be extended to the earlier of one year from the date of the Demand Registration Statement's effectiveness or until all Demand Registrable Shares registered pursuant to such Form S-3 are sold, provided that Rule 415 under the Securities Act, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to
Section 12 or 15(d) of the Exchange Act in the Demand Registration Statement.

      4. Obligations of the Company. In connection with the Company's obligations (i) under Sections 3 and 3A hereof to file the Registration Statement and Demand Registration Statements, respectively, with the SEC and to use its reasonable efforts to cause the Registration Statement and Demand Registration Statement to become effective as soon as practicable after filing, the Company shall, as expeditiously and as reasonably as possible, subject to
Section 9 hereof:

           (a) prepare and file with the SEC such amendments and supplements to the Registration Statement or Demand Registration Statement, as the case may be, and the prospectus used in connection therewith, as may be necessary, and, in the case of the Mandatory Registration or a Demand Registration, as necessary to keep the Registration Statement or Demand Registration Statement effective until the Mandatory Registration Termination Date or Demand Registration Termination Date, as the case may be;

           (b) furnish to the selling Holders such reasonable number of copies of the Registration Statement or Demand Registration Statement, as the case may be, and a prospectus and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Holders may reasonably request, in order to facilitate the public or other disposition of such selling Holders' Registrable Shares and Demand Registrable Shares;

           (c) use reasonable efforts to register and qualify the Registrable Shares and Demand Registrable Shares covered by the Registration Statement or Demand Registration Statement under such other securities laws or blue sky ("Blue Sky") laws of all states requiring such securities or Blue Sky registration or qualification, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

           (d) use reasonable efforts to cause all such Registrable Shares and Demand Registrable Shares registered hereunder to be listed on each securities exchange (including without limitation any Nasdaq market) on which securities of the same class issued by the Company are then listed; and

           (e) in the case of an underwritten Demand Registration pursuant to
Section 3A(c), on the date that such Demand Registrable Shares are delivered to the underwriters for sale, (i) furnish an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, and (ii) cause the Company's independent certified public accountants to furnish a letter, dated as of such date, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      5. Furnish Information. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders and Griffin shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

           (b) The Registration Statement and, except in the case of an underwriting pursuant to Section 3A(c), any Demand Registration Statement will provide for a plan of distribution with respect to the Registrable Shares or Demand Registrable Shares (as the case may be) substantially as follows: The Registrable Shares and Demand Registrable Shares may be sold from time to time by the Holders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Registrable Shares and Demand Registrable Shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the resale registration statement; (iii) an exchange distribution in accordance with the rules of such exchange; (iv) one or more underwritten offerings on a firm commitment or best efforts basis; (v) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (vi) transactions between sellers and purchasers without a broker/dealer. In addition, any securities covered by the Registration Statement and any Demand Registration Statement that qualify for sale pursuant to Rule 144 may be sold


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

under Rule 144 rather than pursuant to the Registration Statement or Demand Registration Statement. From time to time the selling Holders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives thereof, and may sell and deliver the shares in connection therewith. For so long as an Holder owns any Registrable Shares, such Holder shall not maintain a Net Short Position. For purposes of this Section, a "Net Short Position" by a person means a position whereby such person has executed one or more sales of Common Stock that is marked as a short sale and that is executed at a time when such Holder has no equivalent offsetting long position in the Common Stock. For purposes of determining whether an Holder has an equivalent offsetting long position in the Common Stock, all Common Stock that is beneficially owned by such Holder shall be deemed to be held long by such Holder. The Holders may also distribute the shares to their partners, members, stockholders or shareholders to the extent such distributions are effected in full compliance with applicable securities laws and provided that the distributing Holders and the distributees provide the Company with such documents and other information as reasonably requested by the Company. In effecting sales, brokers or dealers engaged by the selling Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling Holders in amounts to be negotiated immediately prior to the sale.

      6. Expenses of Registration. All expenses incurred in connection with the registration of the Registrable Shares and Demand Registrable Shares pursuant to this Agreement, including without limitation all registration and qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by the selling Holders, shall be borne by the Company; provided, however, that all Selling Expenses shall be borne by the Holders of the Registrable Shares and Demand Registrable Shares so registered and sold, pro rata on the basis of the number of their Registrable Shares and Demand Registrable Shares (as the case may be) so registered and sold.

      7.   Indemnification.

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder (including the partners or officers, directors and stockholders of such Holder), and each person, if any, who controls such selling Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, and other federal or state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or Demand Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or Demand Registration Statement or any such preliminary prospectus or final prospectus, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and will reimburse such selling Holder, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, damage, liability or action, to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, or Demand Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or Demand Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or Demand Registration Statement or any such preliminary prospectus or final prospectus by the selling Holders, any broker/dealer acting on their behalf or controlling person with respect to them.

           (b) To the extent permitted by law, Griffin and each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement or Demand Registration Statement, as the case may be, each person, if any, who controls the Company within the meaning of the Securities Act, or any selling Holders, and all other selling Holders against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or such other selling Holder may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or Demand Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or Demand Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Demand Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or Demand Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Holder expressly for use in connection with the Registration Statement or Demand Registration Statement, or any preliminary prospectus or final prospectus; and such selling Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Holder hereunder (when aggregated with amounts contributed, if any, pursuant to Section 7(d)) shall be limited to the difference (the "Difference") between the amount received by such Holder from the sale of the Registrable Shares or Demand Registrable Shares pursuant to the Registration Statement or Demand Registration Statement, as the case may be, and the amount paid by such Holder to the Company for such Registrable Shares or Demand Registrable Shares pursuant to the Unit Subscription Agreement, and provided further, however, that the indemnity


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

agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Holder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

           (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's reasonable legal fees and expenses for the period prior to the date of its participation in such defense, and provided further, however, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such separate counsel to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 7 (except to the extent that such failure materially and adversely affects the indemnifying party's ability to defend such action), nor shall the omission so to notify an indemnifying party relieve such indemnifying party of any liability which it may have to any indemnified party otherwise other than under this Section 7. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified party.

           (d) If the indemnification provided in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by an Holder under this Section 7(d), when aggregated with amounts paid, if any, pursuant to
Section 7(b), exceed the Difference. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) The obligations of the Company, Griffin and Holders under this
Section 7 shall survive the completion of any offering of Registrable Shares or Demand Registrable Shares in a Registration Statement or Demand Registration Statement under Sections 3 and 3A, respectively, and otherwise.

      8. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Shares and Demand Registrable Shares to the public without registration, the Company agrees to use reasonable efforts: (a) to make and keep public information available, as those terms are understood and defined in Rule 144, (b) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act and
(c) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement and Demand Registration Statement or the use of Rule 144.

      9. Selling Procedures. Any sale of Registrable Shares or Demand Registrable Shares pursuant to a registration statement filed in accordance with
Section 3 or 3A hereof shall be subject to the following conditions and procedures:

           (a) Updating the Prospectus.

               (i) If the Company informs the selling Holder that the Registration Statement or Demand Registration Statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use its commercially reasonable efforts to provide to the selling Holder a current prospectus that complies with the Securities Act as soon as practicable, but in no event later than three (3) business days after delivery of such notice.

               (ii) If the Company requires more than three (3) business days to update the prospectus under Section 9(a)(i) above, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to Griffin or such Holder, subject to the limitations set forth in Section 9(b) below, for a total of not more than ninety
(90) days in the aggregate during any twelve-month period.

           (b) General. Notwithstanding the foregoing, upon receipt of any notice from the Company of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or Demand Registration Statement for amendments or supplements to the Registration Statement or Demand Registration Statement or related prospectus or for additional information relating to the Registration Statement or Demand Registration Statement (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or Demand Registration Statement or the initiation of any proceedings for that purpose,
   (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares or Demand Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event which makes any statement made in the Registration Statement or Demand Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Demand Registration Statement or prospectus so that, in the case of the Registration Statement or Demand Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (v) that, in the judgment of the Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or that there exists material nonpublic information about the Company that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then the Company may suspend use of the prospectus (each a "Suspension"), in which case the Company shall promptly so notify each Holder and each Holder shall not dispose of Registrable Shares or Demand Registrable Shares (as the case may be) covered by the Registration Statement or Demand Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed; provided, however, that, notwithstanding the foregoing, the Company may suspend use of the prospectus pursuant to Sections 9(a)(ii), 9(b)(iv) and 9(b)(v), and an Holder may be prohibited from selling or otherwise disposing of the Registrable Shares or Demand Registrable Shares covered by the Registration Statement or Demand Registration Statement or prospectus, for no more than ninety (90) days in the aggregate during any such twelve-month period. The Company shall use its best efforts to ensure the use of the prospectus may be resumed as soon as practicable. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or Demand Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the Registration Statement or Demand Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares or Demand Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      10. Pre-emptive Rights. In the event that at any time after the date hereof until the date that is five (5) years after the Closing Date, the Company proposes to issue additional shares of Common Stock or Convertible Securities, other than Excluded Stock, the Company shall send a notice (an "Additional Share Notice") to the Holder setting forth the terms of such proposed issuance. The Holder shall be entitled to purchase the proposed number of shares of Common Stock or Convertible Securities, proposed to be issued in proportion to the Holder's Proportionate Percentage (as hereafter defined) on substantially the same terms set forth in the Additional Share Notice by (a) notice to the Company (the "Purchase Notice") within 10 days of the date of the Additional Share Notice and (b) payment of the price for such shares of Common Stock or Convertible Securities, by wire transfer of immediately available funds or such other method of payment as the Company may approve, within 10 days after delivery to the Company of the Purchase Notice. The "Proportionate Percentage" of the Holder means the percentage obtained by dividing (x) the aggregate number shares of Common Stock Owned by the Holder by (y) the aggregate number of shares of Common Stock of the Company then issued and outstanding.

      11. Issuance of Certain Securities. The Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or other value of the Company's securities or any other market based or contingent standard, such as so-called "toxic" or "death spiral" convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is (i) fixed on the date of issuance, (ii) subject to adjustment as a result of or in connection with a business combination or similar transaction or (iii) subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of market price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in the Unit Subscription Agreement; (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

      12. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Shares who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby. Without limitation on the Holders' rights to transfer Registrable Shares, the Company acknowledges that any Holder may, at any time, transfer any of the Registrable Shares which they may own, beneficially or of record, to (a) their affiliates or
(b) their partner(s), investor(s), security holder(s) or beneficial holder(s) pursuant to their organization documents or other agreements, and that, upon the consummation of any such transfer, the provisions of this Agreement shall be binding upon and inure to the benefit of each transferee of such Registrable Shares.

      13. Entire Agreement. This Agreement (including the exhibits hereto), the Unit Subscription Agreement and the Purchased Warrants constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and such agreements also supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

      14.  Miscellaneous.

           (a) Amendments. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

           (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

           (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares or Demand Registrable Shares. Notwithstanding anything in this Agreement to the contrary, if at any time any Holder shall cease to own any Registrable Shares or Demand Registrable Shares, all of such Holder's rights under this Agreement shall immediately terminate.

           (d) Notices

               (i) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by mail, courier (overnight or same day) or fax or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder (except that notices of Suspensions or stop orders must be made by fax). The date of giving any notice shall be the date of its actual receipt.

               (ii) All correspondence to the Company shall be addressed as follows:

                     GraphOn Corporation
                     3130 Winkle Avenue
                     Santa Cruz, California 95065
                     Attention: William Swain
                     Fax number: (831) 475-3017

                with a copy to:

                     Cooley Godward LLP
                     One Maritime Plaza, 20th Floor
                     San Francisco, CA 94111-3580
                     Attention: Kenneth Guernsey
                     Fax number: (415) 951-3699.

               (iii) All correspondence to any Holder shall be sent to the most recent address furnished by the Holder to the Company. (iv) Any Holder may change the address to which correspondence to it is to be addressed by notification as provided for herein.

           (e) Injunctive Relief. The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

           (f) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           (g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

           (h) Aggregation of Shares. Registrable Shares and Demand Registrable Shares held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

           (i) Counterparts. This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

           [Remainder of Page Intentionally Left Blank]

           SIGNATURE PAGE TO GRAPHON INVESTOR RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.


                                    GRAPHON CORPORATION


                                    By: /S/ WILLIAM SWAIN
                                        -----------------------------

                                    Name:  William Swain
                                    Title: Chief Financial Officer


                                    INVESTORS:



                                    [Signatures on file]
                                    ---------------------------------
                                    Name:


                                    [                                ]


                                    By:
                                        -----------------------------

                                    Name:
                                    Title:


                                    GRIFFIN SECURITIES, INC.

                                    By: /S/ ADRIAN STECYK
                                        -----------------------------

                                    Name:  Adrian Stecyk
                                    Title: President and CEO

Exhibit A
---------
                              SCHEDULE OF INVESTORS

      Hershel Berkowitz
      Paul Packer
      Globis Capital Partners
      Globis Overseas Fund Ltd.
      Richard Grossman
      Joshua Hirsch
      James Kardon
      AIGH Investment Partners, LLC
      IDT Capital, Inc.
      The Hewlett Fund
      Dr. Jack Dodick
      Spira Family Investment Partnership
      Fame Associates
      Cam Co
      Anfel Trading Limited
      Ganot Corporation
      Mazel D&K, Inc.
      F. Lyon Polk III
      Paul Tramontano
      SLAM Partners
      Griffin Securities, Inc.